CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



         As independent public accountants, we hereby consent to the incorporation of our report dated January 10, 2002 included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8, file numbers 333-43763, 33-80389, 33-80391, and 33-80409.



/s/ Arthur Andersen LLP

Salt Lake City, Utah
January 10, 2002